Exhibit 99.1

NEWS RELEASE

Enbridge Energy Partners, L.P. Reports Third Quarter 2018 Results

HOUSTON, November 1, 2018 – Enbridge Energy Partners, L.P. (NYSE: EEP) (EEP or the Partnership) today reported third quarter 2018 financial results and provided a quarterly business update. EEP reported net income of $207 million, of which $104 million is attributable to EEP's controlling interests, for the third quarter ended September 30, 2018, with net income per unit of $0.21. The third quarter results included net non-recurring special items of $9 million, which increased net income per unit by $0.02.

THIRD QUARTER HIGHLIGHTS:

•
Definitive agreement with Enbridge, the indirect parent of EEP's General Partner (GP), announced on September 18, 2018, under which Enbridge will acquire all of the outstanding EEP public Class A common units; EEP public unitholders will receive 0.3350 common shares of Enbridge for each Class A common unit of EEP

•	Announced quarterly distribution of $0.35 per unit, or $1.40 on an annualized basis, for the quarter ended September 30, 2018

FINANCIAL RESULTS

Third quarter 2018 cash provided by operating activities was $322 million, compared with cash provided by operating activities of $344 million in the third quarter 2017. Distributable cash flow (DCF) was $184 million, compared with $194 million in the prior year quarter. EEP's coverage ratio was 1.12x as declared in the third quarter 2018 and 1.20x as declared in the third quarter 2017.

For the quarter, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) were $403 million, compared with $426 million in the prior year quarter. Adjusted net income was $95 million for the quarter, or $0.19 adjusted net income per unit, compared with $109 million, or $0.24 adjusted net income per unit in the prior year quarter. Net income was $104 million for the quarter, or $0.21 net income per unit, compared with $93 million, or $0.19 net income per unit in the prior year quarter.

PROPOSED MERGER

On September 18, 2018, EEP announced that it had entered into a definitive agreement (Agreement) with respect to the Proposed Merger, pursuant to which an indirect wholly-owned subsidiary of Enbridge will be merged with and into EEP, with EEP surviving as an indirect wholly-owned subsidiary of Enbridge. Under the terms of the Agreement, Enbridge will acquire all of the outstanding public Class A common units of EEP in an all stock-for-unit transaction at an exchange ratio of 0.3350 common shares of Enbridge for each Class A common unit of EEP. The Proposed Merger is part of Enbridge's sponsored vehicle restructuring initiative to simplify its corporate structure.

Pursuant to the EEP Agreement, the affirmative vote of (i) at least two-thirds of the outstanding limited partner units of EEP entitled to vote on such matter, and (ii) a majority of the outstanding Class A common units of EEP (other than Class A common units held by Enbridge and its affiliates) and the outstanding i-units of EEP held by Enbridge Energy Management, L.L.C. (NYSE: EEQ) (EEQ) (other than i-units voted at the direction of Enbridge and its affiliates), voting as a single class, is required to close the EEP merger transaction. A record date of November 5, 2018 has been established for determining the unitholders of EEP entitled to vote on the EEP merger transaction at a special meeting which is expected to take place on December 17, 2018.

Completion of the proposed EEP merger transaction is subject to securing the EEP unitholder approvals referenced above and certain other customary closing conditions and is targeted to occur late in the fourth quarter of 2018.

Also announced on September 18, 2018, is the definitive agreement related to the EEQ buy-in whereby EEQ public shareholders will receive 0.3350 common shares of Enbridge for each Listed Share of EEQ. The closing of the proposed EEP buy-in transaction is a condition to close the EEQ buy-in, also targeted to occur late in the fourth quarter of 2018. A record date of November 5, 2018 has been established for determining the shareholders of EEQ entitled to vote on the EEQ merger transaction at a special meeting which is expected to take place on December 17, 2018.

SEGMENT RESULTS

For purposes of evaluating performance of the Partnership, the Partnership makes adjustments for unusual, non-recurring or non-operating factors to reported earnings, segment EBITDA, and cash flow provided by operating activities, as it allows Management and its investors to more accurately compare the Partnership's performance across periods and the factors being adjusted for are not indicative of the underlying performance and cash flows of the business. Schedules reconciling adjusted EBITDA, adjusted EBITDA by segment, adjusted net income, adjusted net income per unit and distributable cash flow to their closest generally accepted accounting principles in the United States of America (GAAP) equivalent are available as Appendices to this news release.

Liquids

Third quarter adjusted EBITDA decreased by $26 million over the comparable period in 2017 primarily due to lower Lakehead System EBITDA driven by the regulatory impact of the U.S. Tax Reform and the FERC income tax policy to no longer permit recovery of an income tax allowance in cost of service rates. This was partially offset by lower operating expenses due to timing and higher oil measurement gains on the Lakehead System and higher earnings on the Bakken Pipeline System due to higher volumes.

Third quarter adjusted EBITDA excludes certain special items which are further described in Appendix E below.

Other

Other represents unallocated corporate costs of $1 million, in line with the prior year quarter.

CONFERENCE CALL DETAILS

The Partnership will host a joint conference call and webcast at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on November 2, 2018, with Enbridge Inc. (TSX: ENB) (NYSE: ENB), Enbridge Income Fund Holdings Inc. (TSX: ENF), and Spectra Energy Partners, LP (NYSE: SEP) to provide an enterprise wide business update and review 2018 third quarter results. Analysts, members of the media and other interested parties can access the call toll free at (877) 930-8043 or outside North America at (253) 336-7522 using the access code of 6465399#. The call will be audio webcast live at https://edge.media-server.com/m6/p/tsy478oc. A webcast replay and podcast will be available approximately two hours after the conclusion of the event and a transcript will be posted to the website within approximately 24 hours. An audio replay will be available for seven days after the call toll free at (855) 859-2056 or outside North America at (404) 537-3406 using the replay passcode 6465399#.

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Enbridge’s media and investor relations teams will be available after the call for any additional questions.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including with respect to the transactions contemplated by the Agreement and Plan of Merger, dated September 17, 2018, by and among Enbridge Energy Partners, L.P., Enbridge Energy Company, Inc., Enbridge Energy Management, L.L.C., Enbridge Inc., Enbridge (U.S.) Inc., Winter Acquisition Sub II, LLC, and, solely for the purposes of Articles I, II and XI, Enbridge US Holdings Inc. (the Proposed Merger). All statements other than statements of historical fact contained in this news release on Form 8-K are forward-looking statements, including, without limitation, statements regarding the consummation of the Proposed Merger, including the timing and expected effects thereof, which are statements that frequently use words such as "anticipate," "believe," "consider," "continue," "could," "estimate," "evaluate," "expect," "explore," "forecast," "intend," "may," "opportunity," "plan," "position," "projection," "should," "strategy," "target," "will" and similar words. Although the Partnership believes that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Any forward-looking statement made by the Partnership in this release speaks only as of the date on which it is made, and the Partnership undertakes no obligation to publicly update any forward-looking statement. Many of the factors that will determine these results are beyond the Partnership’s ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) the risk that Enbridge may be unable to obtain governmental, unitholder/shareholder and regulatory approvals required for the Proposed Merger, whereby Enbridge will acquire all of the Partnership's outstanding public Class A common units or required governmental, unitholder/shareholder and regulatory approvals may delay the Proposed Merger or result in the imposition of conditions that could cause the parties to abandon the Proposed Merger; (2) the risk that a condition to closing of the Proposed Merger may not be satisfied; (3) the timing to complete the Proposed Merger; (4) The Partnership's ability to realize expected cost savings, benefits and any other synergies from the Proposed Merger and the proposed simplification of Enbridge's overall corporate structure may not be fully realized or may take longer to realize than expected; (5) disruption from the Proposed Merger may make it more difficult to maintain relationships with customers, employees or suppliers; (6) the impact and outcome of pending and future litigation, including litigation, if any, relating to the Proposed Merger; (7) the effectiveness of the various actions the Partnership has taken resulting from the Partnership's strategic review process; (8) changes in the demand for, the supply of, forecast data for, and price trends related to crude oil and liquid petroleum, including the rate of development of the Alberta Oil Sands; (9) The Partnership's ability to successfully complete and finance expansion projects; (10) the effects of competition, in particular, by other pipeline systems; (11) shut-downs or cutbacks at the Partnership's facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sell products; (12) hazards and operating risks that may not be covered fully by insurance; (13) any fines, penalties and injunctive relief assessed in connection with any crude oil release; (14) state or federal legislative and regulatory initiatives or actions that affect cost and investment recovery or that have an effect on rate structure, or other changes in or challenges to the Partnership's tariff rates; (15) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (16) permitting at federal, state and local levels or renewals of rights of way. Forward-looking statements regarding sponsor support transactions or sales of assets (to Enbridge or otherwise) are further qualified by the fact that Enbridge is under no obligation to provide additional sponsor support and neither Enbridge nor any third party is under any obligation to offer to buy or sell us assets, and we are under no obligation to buy or sell any such assets. As a result, we do not know when or if any such transactions will occur. Any statements regarding sponsor expectations or intentions are based on information communicated to the Partnership by Enbridge Inc., but there can be no assurance that these expectations or intentions will not change in the future.

Except to the extent required by law, the Partnership assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (SEC), including its most recently filed

2017 Annual Report on Form 10-K dated February 16, 2018 and any subsequently filed Quarterly Reports on Form 10-Q or current reports on Form 8-K for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s website (www.sec.gov) and at the Partnership’s website.

ABOUT ENBRIDGE ENERGY PARTNERS, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. The system's deliveries to refining centers and connected carriers in the United States account for approximately 25 percent of total U.S. oil imports. Enbridge Energy Partners, L.P. is traded on the New York Stock Exchange under the symbol EEP; information about the Partnership is available on its website at www.enbridgepartners.com.

ABOUT ENBRIDGE ENERGY MANAGEMENT, L.L.C.

Enbridge Energy Management, L.L.C. manages the business and affairs of the Partnership, and its sole asset is an approximate 21 percent limited partner interest in the Partnership. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, Canada (NYSE: ENB) (TSX: ENB) is the General Partner of the Partnership and holds an approximate 35 percent interest in the Partnership. Enbridge Management is the delegate of the General Partner of the Partnership.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Michael Barnes	Toll Free: (800) 481-2804
Toll Free: (888) 992-0997	Email: investor.relations@enbridge.com
Email: media@enbridge.com

NON-GAAP RECONCILIATIONS APPENDICES

Reconciliations of forward looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges with estimating some of the items, particularly with estimating non-cash unrealized derivative fair value losses and gains, which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.

Adjusted Net Income and Segment Adjusted EBITDA

Adjusted net income for the Partnership and adjusted EBITDA for the principal business segment are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that Management believes are not indicative of the Partnership’s core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA is used as a supplemental financial measurement to manage the performance of the entity. Distributable cash flow is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliations of net income to adjusted EBITDA and net cash provided by operating activities to distributable cash flow are provided because adjusted EBITDA and distributable cash flow are not financial measures recognized under generally accepted accounting principles in the United States.

APPENDIX A
FINANCIAL RESULTS

EEP reported financial results for the three and nine months ended September 30, 2018, compared to the same period in 2017, as summarized in the tables below:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
(unaudited; in millions, except per unit amounts)
Net income(1)	$104	$93	$273	$251
Net income per unit (basic and diluted)(1)	$0.21	$0.19	$0.55	$0.55
Operating Cash Flow	$322	$344	$938	$388
Adjusted EBITDA(2)	$403	$426	$1,213	$1,237
Distributable Cash Flow	$184	$194	$562	$574
Distribution Coverage Ratio (as declared)	1.12	1.20	1.14	1.19
Adjusted net income(1)	$95	$109	$291	$243
Adjusted net income per unit (basic and diluted)(1)	$0.19	$0.24	$0.59	$0.54

(1)	Net income and adjusted net income attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.

(2)	Includes noncontrolling interests.

	Three months ended September 30,		Nine months ended September 30,

	2018	2017	2018	2017
(unaudited; in millions, except per unit amounts)
Operating revenues	$560	$616	$1,689	$1,817
Operating expenses:
Environmental costs, net of recoveries	4	1	(18)	15
Operating and administrative	126	162	393	474
Power	83	81	235	221
Depreciation and amortization	111	112	330	329
Impairment of long-lived asset	1	—	37	—
Gain on sale of assets	(22)	(6)	(22)	(68)
Operating income	257	266	734	846
Interest expense, net	102	104	307	306
Allowance for equity used during construction	16	12	48	33
Income from equity investment in joint venture	37	22	93	28
Other income (expense)	—	—	(1)	5
Income from continuing operations before income taxes	208	196	567	606
Income tax benefit (expense)	(1)	—	(1)	1
Income from continuing operations	207	196	566	607
Loss from discontinued operations, net of taxes	—	—	—	(57)
Net income	207	196	566	550
Noncontrolling interests	(103)	(103)	(293)	(262)
Series 1 Preferred unit distributions	—	—	—	(29)
Accretion of discount on Series 1 Preferred units	—	—	—	(8)
Net income - controlling interests	$104	$93	$273	$251
Net income allocable to common units and i-units:
Income from continuing operations	$92	$82	$237	$254
Loss from discontinued operations	—	—	—	(38)
Net income allocable to common units and i-units	$92	$82	$237	$216
Net income per common unit and i-unit (basic and diluted):
Income from continuing operations	$0.21	$0.19	$0.55	$0.65
Loss from discontinued operations	—	—	—	(0.10)
Net income per common unit and i-unit	$0.21	$0.19	$0.55	$0.55
Weighted average common units and i-units (basic and diluted)	431	421	428	392

APPENDIX B
SEGMENT RESULTS

EEP reported segment results for the three and nine months ended September 30, 2018, compared to the same period in 2017, as summarized in the tables below:

	Three months ended September 30,		Nine months ended September 30,

	2018	2017	2018	2017
(unaudited; in millions)
Lakehead	$319	$349	$971	$1,036
Mid-Continent	13	12	42	41
Bakken Assets	90	52	202	168
Total Liquids EBITDA	$422	$413	$1,215	$1,245
Other	(3)	(2)	(12)	(18)

	Three months ended September 30,		Nine months ended September 30,

	2018	2017	2018	2017
(unaudited; in millions)
Lakehead	$321	$367	$993	$1,056
Mid-Continent	13	12	42	42
Bakken Assets	68	49	183	120
Total Liquids Adjusted EBITDA	$402	$428	$1,218	$1,218
Other(1)	1	(2)	(5)	19
Total Adjusted EBITDA	$403	$426	$1,213	$1,237

(1)	Includes the adjusted results of our disposed Natural Gas segment for the comparative period.

	Three months ended September 30,		Nine months ended September 30,

Liquids Systems Volumes	2018	2017	2018	2017
(average barrels per day in thousands)
Lakehead System:
United States	2,073	1,982	2,109	2,008
Canada	654	638	647	649
Total Lakehead System delivery volumes	2,727	2,620	2,756	2,657
Mid-Continent System delivery volumes	—	—	—	33
Bakken Assets:
North Dakota System to Clearbrook	220	219	218	214
Bakken System to Cromer(1)	58	84	56	116
Total Bakken Assets delivery volumes	278	303	274	330
Total Liquids segment delivery volumes	3,005	2,923	3,030	3,020

(1)	Lower spot volumes on the Bakken Pipeline, a component of the Bakken Assets that delivers volumes into Cromer, Manitoba.

APPENDIX C
NON-GAAP RECONCILATION EARNINGS TO DISTRIBUTABLE CASH FLOW

	Three months ended September 30,		Nine months ended September 30,

	2018	2017	2018	2017
(unaudited; in millions)
EBITDA(1)	$421	$412	$1,205	$1,236
Depreciation and amortization	(111)	(112)	(330)	(329)
Interest expense, net	(102)	(104)	(307)	(306)
Net income attributable to noncontrolling interests	(103)	(103)	(293)	(262)
Income tax benefit (expense)	(1)	—	(1)	1
Other income (expense)	—	—	(1)	5
Series 1 Preferred unit distribution	—	—	—	(29)
Accretion of discount on Series 1 Preferred units	—	—	—	(8)
Loss from discontinued operations, net of tax	—	—	—	(57)
Net income - controlling interests	$104	$93	$273	$251
Noncash derivative fair value (gains) losses:
-Liquids	1	2	8	(1)
-Natural Gas (included in Discontinued Operations)	—	—	—	(12)
-Other	—	—	—	2
Accretion of discount on Series 1 preferred units	—	—	—	8
Leak remediation costs, net of recoveries	—	—	(23)	—
Sandpiper Project wind down costs	—	—	—	4
Gain on sale of assets	(14)	(3)	(14)	(35)
Severance costs	—	—	1	8
Impairment of long-lived asset	1	—	37	—
Integration costs	—	17	3	18
Legal costs	1	—	4	—
Merger costs	2	—	2	—
Adjusted net income	$95	$109	$291	$243
Series 1 preferred unit distributions	—	—	—	29
Net income attributable to noncontrolling interests	94	101	284	239
Depreciation and amortization	111	112	330	329
Interest expense, net	102	104	307	306
Income tax expense (benefit)	1	—	1	(1)
Interest expense, income tax expense, and depreciation and amortization - discontinued operations	—	—	—	92
Adjusted EBITDA	$403	$426	$1,213	$1,237
Net income attributable to noncontrolling interests	(105)	(116)	(316)	(307)
Interest expense, net(2)(3)(4)	(94)	(97)	(283)	(301)
Income tax expense	(1)	(1)	(1)	(1)
Distributions in excess of equity earnings, net of NCI	4	3	14	3
Maintenance capital expenditures	(8)	(10)	(19)	(26)
Allowance for equity used during construction(5)	(16)	(12)	(48)	(33)
Other	1	1	2	2
DCF	$184	$194	$562	$574

(1)	The Partnership does not have reportable segments under GAAP.

(2)
Excludes $7 million and $7 million of amortization related to pre-issuance interest swaps for the three months ended September 30, 2018 and 2017, respectively. Excludes $20 million and $20 million of amortization related to pre-issuance interest swaps for the nine months ended September 30, 2018 and 2017.

(3)	Excludes $1 million and $4 million of amortization related debt issuance costs for the three and nine months ended September 30, 2018, respectively, beginning Q1 2018.

(4)	Excludes $2 million of unrealized mark-to-market net losses for the nine months ended September 30, 2017.

(5)	Distributable cash flow excludes allowance for equity used during construction beginning Q1 2017.

APPENDIX D
NON-GAAP RECONCILIATION REPORTED TO ADJUSTED NET INCOME PER COMMON UNIT AND I-UNIT

	Three months ended September 30,		Nine months ended September 30,

	2018	2017	2018	2017
(unaudited)
Net income per unit (basic and diluted)	$0.21	$0.19	$0.55	$0.55
Noncash derivative fair value (gains) losses:
-Liquids	—	0.01	0.02	—
-Natural Gas (included in Discontinued Operations)	—	—	—	(0.03)
-Other	—	—	—	0.01
Accretion of discount on Series 1 preferred units	—	—	—	0.02
Leak remediation costs, net of recoveries	—	—	(0.05)	—
Sandpiper Project wind down costs	—	—	—	0.01
Gain on sale of assets	(0.03)	(0.01)	(0.03)	(0.09)
Severance costs	—	—	0.01	0.02
Impairment of long-lived asset	—	—	0.06	—
Integration costs	—	0.05	0.01	0.05
Legal costs	—	—	0.01	—
Merger costs	0.01	—	0.01	—
Adjusted net income per unit (basic and diluted)	$0.19	$0.24	$0.59	$0.54
Weighted average common units and i-units outstanding	431	421	428	392

APPENDIX E
NON-GAAP RECONCILIATION LIQUIDS REPORTED EBITDA TO ADJUSTED EBITDA

	Three months ended September 30,		Nine months ended September 30,

	2018	2017	2018	2017
(unaudited; in millions)
EBITDA	$422	$413	$1,215	$1,245
Noncash derivative fair value (gains) losses	1	2	8	(1)
Leak remediation costs, net of recoveries	—	—	(23)	—
Gain on sale of assets	(22)	(5)	(22)	(57)
Sandpiper Project wind down costs	—	1	—	7
Severance costs	—	—	—	6
Integration costs	—	17	3	18
Impairment of long-lived asset	1	—	37	—
Adjusted EBITDA	$402	$428	$1,218	$1,218

APPENDIX F
NON-GAAP RECONCILIATION - OPERATING CASH FLOW TO DISTRIBUTABLE CASH FLOW

	Three months ended September 30,		Nine months ended September 30,

	2018	2017	2018	2017
(unaudited; in millions)
Total net cash provided by (used in) operating activities	$322	$344	$938	$388
Changes in operating assets and liabilities, net of cash acquired	(31)	(35)	(62)	512
Distributions in excess of equity earnings, net of NCI	4	2	14	3
Maintenance capital expenditures	(8)	(10)	(19)	(26)
Noncontrolling interests	(105)	(116)	(316)	(307)
Gain on sale of assets	—	—	—	11
Severance costs	—	—	1	8
Integration costs	—	—	3	1
Merger costs	2	—	2	—
Legal costs	1	—	4	—
Other	(1)	9	(3)	(16)
Distributable cash flow	$184	$194	$562	$574